UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 23, 2015

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND

(Registrant)

(Exact name of registrant as specified in its charter)

GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND

(Rule 140 Co-Registrant)

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0151234 (Registrant) 26-0151301 (Co-Registrant) (IRS Employer ID Number)

c/o Greenhaven Commodity Services, LLC 3340 Peachtree Road Suite 1910 Atlanta, GA (Address of principal executive offices)	30326 (Zip Code)

001-33908

001-33909

(Commission File Number)

(404) 239-7942

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As previously disclosed, GreenHaven LLC (“GH”), GreenHaven Commodity Services, LLC (“GHCS” or the “Managing Owner”) and certain other parties entered into a Unit Purchase Agreement (the “Purchase Agreement”) with WisdomTree Investments, Inc. (“WTI”) on October 29, 2015.

Pursuant to the Purchase Agreement, GH agreed to transfer and sell to WTI all of GH’s interest in its wholly-owned subsidiary GHCS, including the sole and exclusive power to direct the business and affairs of GreenHaven Continuous Commodity Index Fund (the “Fund”) and GreenHaven Continuous Commodity Index Master Fund (the “Master Fund”, and together with the Fund, the “Funds”), as well as certain other assets pertaining to the management of the Funds, subject to various terms and conditions (the “Transaction”).

On November 19, 2015, the Fund initiated a consent solicitation process in connection with the Transaction, seeking consent for the following two proposals:

•	Substitution Proposal: the substitution of WTI for GH as the sole member of the Managing Owner, and the transfer of all the issued and outstanding units of GHCS to WTI pursuant to the Purchase Agreement (the “Substitution”); and

•	Time Waiver Proposal: with respect to the Substitution, a waiver of the 60-day notice period provided in the Declaration of Trust and Trust Agreement of the Fund, which permits the transfer of all ownership interests in the Managing Owner to a non-affiliated entity upon 60 days’ prior written notice.

The solicitation period expired on December 17, 2015, and both the Substitution Proposal and the Time Waiver Proposal were approved. The final results of the consent solicitation were as follows:

•	Substitution Proposal

Votes For (including non-responses)	Votes Against	Abstentions

12,312,495	97,566	39,939

•	Time Waiver Proposal

Votes For (including non-responses)	Votes Against	Abstentions

10,488,443	1,925,909	35,648

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND

By Greenhaven Commodity Services, LLC, the Managing Owner

By:	/s/ Ashmead Pringle
	Name:	Ashmead Pringle
	Title:	Chief Executive Officer

GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND

By Greenhaven Commodity Services, LLC, the Managing Owner

By:	/s/ Ashmead Pringle
	Name:	Ashmead Pringle
	Title:	Chief Executive Officer

Date: December 23, 2015